March 26 2007


Mark Hoopes
Chief Compliance Officer
Adelante Capital Management LLC
555 12th Street Suite 2100
Oakland CA 9460

Dear Mr. Hoopes

This is to confirm that the client-auditor relationship between Adelante U.S. Real Estate Securities Fund Investment
Company Act file number 811-09679 and PricewaterhouseCoopers
LLP will cease upon completion of services related to the audit of the January 31 2007 financial statements.

Very truly yours

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cc	Office of the Chief Accountant
   	PCAOB Letter Files
   	Securities and Exchange Commission
   	100 F Street N.E.
   	Washington DC 20549-7561




Mark Hoopes
November 1, 2006
Page 2